As filed with the Securities and Exchange Commission on October 8, 1998
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                  CD RADIO INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              52-170027
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                     1180 AVENUE OF THE AMERICAS, 14TH FLOOR
                               NEW YORK, NY 10036
                                 (212) 899-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        CD RADIO INC. 401(K) SAVINGS PLAN
                            (Full title of the Plan)

                               PATRICK L. DONNELLY
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  CD RADIO INC.
                           1180 AVENUE OF THE AMERICAS
                                   14TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 899-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------
                                   Copies to:

                               MITCHELL S. FISHMAN
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                           ---------------------------

                                                     CALCULATION OF REGISTRATION FEE

       TITLE OF EACH CLASS          AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
OF SECURITIES TO BE REGISTERED (1)   REGISTERED    OFFERING PRICE PER SHARE (2)    AGGREGATE OFFERING PRICE    REGISTRATION FEE (2)
====================================================================================================================================
 Common Stock, par value $.001...

 Preferred Stock Purchase Rights
 (3).............................      50,000                $16-7/8                      $843,750                   $249
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an undeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the closing price for shares of the registrant's common stock, par value $.001 per share (the "Common Stock"), on October 7, 1998, as reported by The Nasdaq Stock Market, Inc. which was $16-7/8.
(3) Each Preferred Stock Purchase Right (the "Rights") represents the right to purchase one one-hundredth of a share of Series B Preferred Stock for each share of Common Stock. The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         4. The Company's Current Report on Form 8-K dated June 1, 1998.

         5. The Report of PricewaterhouseCoopers L.L.P., Independent Accountants, included as Exhibit 15.1 to Amendment No. 3 to the Company's Registration Statement on Form S-3 dated October 7, 1998 (Registration No. 333-52893).

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Company hereby undertakes to provide without charge to each participant in the CD Radio 401(k) Savings Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this registration statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, CD Radio Inc., 1180 Avenue of the Americas, New York, New York 10036, telephone number: (212) 899-5000.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Company and may participate in the Plan and other benefit plans established by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require the Company to indemnify its officers and directors to the full extent permitted by Delaware law, provided that such officers or directors acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, with no reasonable cause to expect his or her action was unlawful. Also, indemnification under the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will not be available where an officer or director is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide for the Company to purchase and maintain insurance on behalf of any past or current officer or director against any liability that may be asserted or arise from his or her role as an officer or director.

         Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains provisions limiting the liability of the directors to the Company and to its stockholders to the full extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit
Number:      Description:
-------      ------------

4.1 Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 33- 74782) (the "S-1 Registration Statement")).

4.2 Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on October 30, 1997 (the "Form 8-A")).

4.3 Form of Right Certificate (incorporated by reference to Exhibit B to Exhibit 1 to the Form 8-A).

4.4          CD Radio Inc. 401(k) Savings Plan.

5.1 Opinion of Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock being registered.

23.1 Consent of Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary of the Company (included in
             Exhibit 5.1).

23.2         Consent of PriceWaterhouseCoopers LLP.

24.1         Power of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 8, 1998.

                                                 CD RADIO INC.


                                                 By: /s/ Andrew J. Greenebaum
                                                 ----------------------------
                                                 Andrew J. Greenebaum
                                                 Executive Vice President and
                                                 Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Andrew J. Greenebaum and Patrick
L. Donnelly, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and sterad, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signatures                         Title                          Date
     ----------                         -----                          ----

/s/ David Margolese          Chairman and Chief Executive        October 8, 1998
------------------------     Officer (Principal Executive
David Margolese              Officer)


/s/ Robert D. Briskman       Director                            October 8, 1998
------------------------
Robert D. Briskman

     Signatures                         Title                          Date
     ----------                         -----                          ----

/s/ Lawrence F. Gilberti     Director                            October 8, 1998
------------------------
Lawrence F. Gilberti


/s/ Joseph V. Vittoria       Director                            October 8, 1998
------------------------
Joseph V. Vittoria


/s/ Ralph W. Whitworth       Director                            October 8, 1998
------------------------
Ralph W. Whitworth


/s/Andrew J. Greenebaum      Executive Vice President and        October 8, 1998
------------------------     Chief Financial Officer
Andrew J. Greenebaum         (Principal Financial Officer)


/s/ John T. McClain          Vice President and Controller       October 8, 1998
------------------------     (Principal Accounting Officer)
John T. McClain

                                INDEX TO EXHIBITS

Exhibits
--------

4.1 Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 33- 74782) (the "S-1 Registration Statement")).

4.2 Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on October 30, 1997 (the "Form 8-A")).

4.3 Form of Right Certificate (incorporated by reference to Exhibit B to Exhibit 1 to the Form 8-A).

4.4          CD Radio Inc. 401(k) Savings Plan.

5.1 Opinion of Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock being registered (filed herewith).

23.1 Consent of Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary of the Company (included in
             Exhibit 5.1).

23.2         Consent of PriceWaterhouseCoopers LLP.

24.1         Power of Attorney (included on signature page).